Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces First Quarter 2019 Results
Senior Living Revenue Increased for Third Consecutive Quarter
Occupancy Increased 120 Basis Points Since the First Quarter of 2018
First Quarter Net Loss of $33.2 million
First Quarter Adjusted EBITDA of $2 million

Newton, MA (May 8, 2019).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended March 31, 2019.

Katherine Potter, Five Star’s President and Chief Executive Officer made the following statement:

“Following the end of the first quarter, in April 2019, Five Star entered into an agreement to restructure its business arrangements with Senior Housing Properties Trust. This restructuring immediately addressed Five Star's liquidity challenges, materially improves its long term financial outlook and further aligns Senior Housing Properties Trust with Five Star's success. Under this restructuring, commencing February 1, 2019, Five Star's monthly minimum rent payable under its master leases with Senior Housing Properties Trust is set at $11 million. This change resulted in Five Star paying a total of approximately $14 million less rent in aggregate for February and March 2019. However, since Five Star did not enter the agreement until April 1, its reported operating results for the first quarter do not reflect this rent adjustment, which resulted in its recording rent expense for the quarter in excess of the amount it is obligated to pay and actually paid. Giving effect to this rent adjustment Five Star's Adjusted EBITDA was approximately $2 million.”

“Operationally, this was the third consecutive quarter Five Star reported growth in senior living revenue while experiencing an increase in occupancy during the same period. With the restructuring announcement and Five Star's concerns regarding financial uncertainty behind it, Five Star can place an even greater focus on its residents, clients and team members, and build on the momentum of its recent results.”

Restructuring of Business Arrangements with Senior Housing Properties Trust:

In light of Five Star’s substantial operating and liquidity challenges, a substantial doubt existed about Five Star’s ability to continue as a going concern. In response to these challenges, in April 2019, as previously disclosed, Five Star entered into a transaction agreement, or the Transaction Agreement, with Senior Housing Properties Trust (Nasdaq: SNH), pursuant to which Five Star and SNH agreed to modify their existing business arrangements as outlined below, subject to certain conditions and the receipt of various approvals.

▪Effective January 1, 2020 (or January 1, 2021 if extended under the Transaction Agreement), or the Conversion Time, Five Star’s existing five master leases with SNH for SNH’s senior living communities leased to Five Star, as well as Five Star’s existing management agreements and pooling agreements with SNH for SNH’s senior living communities managed by Five Star for SNH’s account, will be terminated and replaced with new management agreements between Five Star and SNH for all of these senior living communities.

▪Subject to approval by Five Star’s stockholders, effective at the Conversion Time, Five Star will issue to SNH a number of Five Star common shares that, when considered together with SNH's then owned Five Star common shares, will result in SNH owning approximately 34% of the then outstanding Five Star common shares, and SNH will declare a pro rata distribution to SNH’s shareholders of the right to receive, and Five Star will issue on a pro rata basis to those SNH shareholders, a number of Five Star common shares which equals approximately 51% of the then outstanding Five Star common shares; the noted percentage ownership amounts are after, giving effect to the issuances of Five Star common shares to SNH and SNH's shareholders pursuant to the Transaction Agreement.

▪At the Conversion Time, as consideration for the Five Star share issuances noted above, SNH will provide to Five Star $75.0 million of additional consideration.

▪Commencing February 1, 2019 and through December 31, 2019, the aggregate amount of monthly minimum rent payable to SNH by Five Star under the existing master leases is $11.0 million, subject to adjustment and extension, and no additional rent is payable to SNH by Five Star for that period.

▪On April 1, 2019, SNH purchased from Five Star approximately $50.0 million of unencumbered fixed assets and improvements related to SNH’s senior living communities leased to and operated by Five Star, which amount is subject to adjustment but will not exceed $60.0 million.

▪In connection with the Transaction Agreement, Five Star entered into a short term credit agreement with SNH pursuant to which SNH extended to Five Star a $25.0 million line of credit, which is secured by six senior living communities owned by Five Star. This line of credit matures at the Conversion Time, and there is currently no amounts outstanding under this line of credit.

Because of the continuing relationships between Five Star and SNH, the transactions contemplated by the Transaction Agreement and the terms thereof were evaluated, negotiated and recommended to Five Star’s Board of Directors and SNH’s board of trustees for approval by a special committee of Five Star’s Board of Directors and a special committee of SNH’s board of trustees, respectively, comprised solely of Five Star’s Independent Directors and SNH’s independent trustees, respectively, and were separately approved and adopted by Five Star’s Independent Directors and SNH’s independent trustees, respectively, and by Five Star’s Board of Directors and SNH’s board of trustees, respectively.

Financial Results for the quarter ended March 31, 2019:

▪Senior living revenue for the first quarter of 2019 increased 0.9% to $276.9 million from $274.5 million for the same period in 2018, primarily due to increases in occupancy and average monthly rates for residents who pay privately for services, as well as an increase in revenues from ancillary services, such as rehabilitation and wellness services. These increases were partially offset by the sale of four senior living communities to SNH, which Five Star is currently managing for SNH, and the sale of one skilled nursing facility, or SNF, to a third party during the first half of 2018. Management fee revenue for the first quarter of 2019 increased 10.0% to $4.0 million from $3.6 million for the same period in 2018, primarily due to an increase in the number of managed communities to 76 from 72 for the same period in 2018.

▪Net loss for the first quarter of 2019 was $33.2 million, or $0.66 per diluted share, compared to net loss of $7.9 million, or $0.16 per diluted share, for the same period in 2018. Net loss for the first quarter of 2019 included $7.7 million, or $0.15 per diluted share, of costs related to the Transaction Agreement and $3.1 million, or $0.06 per diluted share, related to long lived asset impairment charges Five Star recorded to reduce the carrying value of certain long lived assets to their estimated fair values. Net loss for the first quarter of 2018 included a gain on sale of senior living communities of $5.7 million, or $0.11 per diluted share, in connection with the sale of two senior living communities in the first quarter of 2018.

▪Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2019 was $(22.8) million compared to $1.7 million for the same period in 2018. EBITDA excluding certain items, or Adjusted EBITDA, was $2.4 million and $(3.7) million for the first quarters of 2019 and 2018, respectively. A reconciliation of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended March 31, 2019 and 2018 appears later in this press release.

Operating Results for the quarter ended March 31, 2019:
▪Occupancy at owned and leased senior living communities for the first quarter of 2019 was 82.9% compared to 81.7% for the same period in 2018.

▪Average monthly rates at owned and leased senior living communities for the first quarter of 2019 increased 0.5% to $4,818 from $4,796 for the same period in 2018.

▪The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the first quarter of 2019 was 77.7% compared to 77.3% for the same period in 2018.

Other:

▪In April 2019, Five Star and SNH entered into an agreement to sell to a third party two SNFs located Wisconsin that SNH owns and leases to Five Star.

▪Also in April 2019, Five Star began managing for SNH a senior living community SNH owns located in Oregon with 318 living units pursuant to a management agreement with SNH on terms substantially similar to those of existing management agreements between us and SNH.

▪In May 2019, Five Star and SNH sold to a third party three SNFs located in California that SNH owned and leased to Five Star.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Katherine Potter, and Executive Vice President, Chief Financial Officer and Treasurer, Richard Doyle, will host a conference call to discuss Five Star's first quarter 2019 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 15, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10130001.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star's website about five minutes before the call. The archived webcast will be available for replay on Five Star's website following the call for about a week. The transcription, recording and retransmission in any way of Five Star’s first quarter 2019 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of March 31, 2019, Five Star operated 284 senior living communities with 31,956 living units located in 32 states, including 208 communities (22,190 living units) that it owned or leased and 76 communities (9,766 living units) that it managed. These communities include independent living, assisted living, continuing care retirement and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Senior living revenue	$276,935	$274,525
Management fee revenue	3,983	3,622
Reimbursed costs incurred on behalf of managed communities	74,605	67,370
Total revenues	355,523	345,517
Operating expenses:
Senior living wages and benefits	143,630	136,169
Other senior living operating expenses	76,768	73,777
Costs incurred on behalf of managed communities	74,605	67,370
Rent expense	54,542	52,245
General and administrative expenses	26,502	19,963
Depreciation and amortization expense	8,165	8,860
Gain on sale of senior living communities	—	(5,684)
Long lived asset impairment	3,148	—
Total operating expenses	387,360	352,700

Operating loss	(31,837)	(7,183)

Interest, dividend and other income	156	167
Interest and other expense	(906)	(703)
Unrealized gain (loss) on equity investments	366	(50)
Realized gain on sale of debt and equity investments, net of tax	92	32

Loss before income taxes and equity in earnings of an investee	(32,129)	(7,737)
Provision for income taxes	(1,490)	(256)
Equity in earnings of an investee, net of tax	404	44
Net loss	$(33,215)	$(7,949)

Weighted average shares outstanding—basic and diluted	50,040	49,594

Net loss per share—basic and diluted	$(0.66)	$(0.16)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$49,699	$29,512
Accounts receivable, net of allowance	39,744	37,758
Due from related persons	9,800	7,855
Investments	19,850	20,179
Restricted cash	19,464	19,720
Prepaid expenses and other current assets	22,571	23,029
Assets held for sale	526	—
Total current assets	161,654	138,053

Property and equipment, net	223,195	243,873
Equity investment of an investee	9,102	8,633
Restricted cash	930	923
Restricted investments	8,227	8,073
Right of use assets	1,455,568	—
Other long term assets	5,375	6,069
Total assets	$1,864,051	$405,624

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$51,484	$51,484
Accounts payable and accrued expenses	82,067	69,667
Current portion of lease liabilities	149,381	—
Accrued compensation and benefits	43,204	35,421
Due to related persons	36,466	18,883
Mortgage notes payable	344	339
Accrued real estate taxes	10,730	12,959
Security deposits and current portion of continuing care contracts	3,093	3,468
Other current liabilities	29,850	37,472
Total current liabilities	406,619	229,693

Long term liabilities:
Mortgage notes payable	7,445	7,533
Long term portion of lease liabilities	1,307,868	—
Accrued self insurance obligations	34,898	33,030
Deferred gain on sale and leaseback transaction	—	59,478
Other long term liabilities	1,833	4,721
Total long term liabilities	1,352,044	104,762

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 50,843,032 and 50,853,452 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	508	508
Additional paid in capital	361,652	361,555
Accumulated deficit	(258,378)	(292,636)
Accumulated other comprehensive income	1,606	1,742
Total shareholders’ equity	105,388	71,169
Total liabilities and shareholders’ equity	$1,864,051	$405,624

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(33,215)	$(7,949)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	8,165	8,860
Gain on sale of senior living communities	—	(5,684)
Unrealized (gain) loss on equity securities	(366)	50
Realized gain on sale of debt and equity investments	(92)	(32)
Loss on disposal of property and equipment	76	—
Long lived asset impairment	3,148	—
Equity in earnings of an investee, net of tax	(404)	(44)
Stock based compensation	97	211
Provision for losses on receivables	1,045	1,761
Amortization of deferred gain on sale and leaseback transaction	—	(1,653)
Other noncash expense (income) adjustments, net	125	246
Changes in assets and liabilities:
Accounts receivable	(3,031)	(1,222)
Prepaid expenses and other assets	1,062	1,123
Accounts payable and accrued expenses	9,732	(4,971)
Accrued compensation and benefits	7,783	3,126
Due from (to) related persons, net	15,702	(4,511)
Other current and long term liabilities	(1,492)	(1,513)
Cash provided by (used in) operating activities	8,335	(12,202)

Cash flows from investing activities:
Acquisition of property and equipment	(12,056)	(9,639)
Purchases of investments	(1,471)	(300)
Proceeds from sale of property and equipment	22,578	—
Proceeds from sale of communities	—	25,141
Proceeds from sale of investments	2,643	1,425
Cash provided by investing activities	11,694	16,627

Cash flows from financing activities:
Repayments of mortgage notes payable	(91)	(189)
Cash used in financing activities	(91)	(189)

Change in cash and cash equivalents and restricted cash	19,938	4,236
Cash and cash equivalents and restricted cash at beginning of period	50,155	48,478
Cash and cash equivalents and restricted cash at end of period	$70,093	$52,714

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$49,699	$31,186
Restricted cash	20,394	21,528
Cash and cash equivalents and restricted cash at end of period	$70,093	$52,714

Supplemental cash flow information:
Cash paid for interest	$780	$563
Cash paid for income taxes, net	$120	$348

Non-cash activities:
Initial recognition of right of use assets	$1,478,958	$—
Initial recognition of lease liabilities	$1,478,958	$—
Real estate sale	$—	$16,776
Mortgage notes assumed by purchaser in real estate sale	$—	$16,776

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for each of the three months ended March 31, 2019 and 2018.

	Three Months Ended March 31,
	2019	2018
Net loss	$(33,215)	$(7,949)
Add (less):
Interest and other expense	906	703
Provision for income taxes	1,490	256
Depreciation and amortization expense	8,165	8,860
Interest, dividend and other income	(156)	(167)
EBITDA	(22,810)	1,703
Add (less):
Long lived asset impairment	3,148	—
Costs related to compliance assessment	—	(138)
Employee litigation matter	—	381
Gain on sale of senior living communities	—	(5,684)
Transaction costs (1)	7,675	—
Rent reduction (2)	14,379	—
Adjusted EBITDA	$2,392	$(3,738)

(1)Costs incurred by Five Star related to the Transaction Agreement.
(2)Pursuant to the Transaction Agreement, Five Star's rent payable to SNH was reduced by a total of $14,379 in aggregate for February and March 2019 and Five Star is not obligated to pay, and did not pay, such amount to SNH. However, as the Transaction Agreement was not entered into until April 1, 2019, Five Star's actual rent expense under GAAP for the three months ended March 31, 2019, was not adjusted for the rent reduction for February and March 2019.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,276	$19,718
Independent and assisted living community revenue (leased)	107,975	107,294
Continuing care retirement community revenue (leased)	97,495	97,778
Skilled nursing facility revenue (leased)	42,783	41,085
Ageility physical therapy revenue	10,406	8,650
Total senior living revenue	$276,935	$274,525

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,716	$8,382
Independent and assisted living community wages and benefits (leased)	49,645	46,450
Continuing care retirement community wages and benefits (leased)	50,257	49,942
Skilled nursing facility wages and benefits (leased)	28,789	26,806
Ageility physical therapy wages and benefits	6,789	5,674
Insurance and other (2)	(566)	(1,085)
Total senior living wages and benefits	$143,630	$136,169

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,726	$5,676
Independent and assisted living community other operating expenses (leased)	29,628	28,208
Continuing care retirement community other operating expenses (leased)	27,548	26,439
Skilled nursing facility other operating expenses (leased)	12,902	12,972
Ageility physical therapy other operating expenses	1,031	466
Insurance and other (2)	(67)	16
Total other senior living operating expenses	$76,768	$73,777

(1)Excludes data for managed communities.
(2)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended March 31, (2)
	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,276	$18,185
Independent and assisted living community revenue (leased)	107,975	107,294
Continuing care retirement community revenue (leased)	97,495	97,778
Skilled nursing facility revenue (leased)	42,782	39,107
Ageility physical therapy revenue	8,801	8,530
Total senior living revenue	$275,329	$270,894

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,716	$7,884
Independent and assisted living community wages and benefits (leased)	49,645	46,450
Continuing care retirement community wages and benefits (leased)	50,257	49,942
Skilled nursing facility wages and benefits (leased)	28,773	25,585
Ageility physical therapy wages and benefits	5,715	5,540
Insurance and other (3)	(566)	(1,085)
Total senior living wages and benefits	$142,540	$134,316

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,721	$5,147
Independent and assisted living community other operating expenses (leased)	29,628	28,208
Continuing care retirement community other operating expenses (leased)	27,548	26,439
Skilled nursing facility other operating expenses (leased)	12,881	12,308
Ageility physical therapy other operating expenses	884	1,035
Insurance and other (3)	(67)	16
Total other senior living operating expenses	$76,595	$73,153

(1)Excludes data for managed communities.
(2)Includes data for senior living communities that Five Star has owned or leased continuously since January 1, 2018.
(3)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Independent and assisted living communities (owned):(1)
Number of communities (end of period)	20	20	20	20	22
Number of units (end of period)	2,108	2,108	2,108	2,108	2,259
Occupancy(2)	81.5%	82.3%	81.5%	81.1%	80.7%
Avg. monthly rate(3)	$3,527	$3,458	$3,442	$3,392	$3,464

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,506	10,520	10,520	10,519	10,510
Occupancy(2)	83.8%	84.2%	83.7%	83.6%	83.4%
Avg. monthly rate(3)	$4,077	$3,991	$3,991	$4,024	$4,070

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,070	7,117	7,157	7,158	7,158
Occupancy(2)	83.7%	82.9%	81.3%	80.6%	81.5%
Avg. monthly rate(3)	$5,484	$5,383	$5,427	$5,433	$5,584

Skilled nursing facilities (leased):
Number of communities (end of period)	29	29	29	29	30
Number of units (end of period)(5)	2,506	2,505	2,505	2,505	2,602
Occupancy(2)	78.4%	77.9%	76.9%	74.7%	75.7%
Avg. monthly rate(3)	$7,258	$7,049	$6,874	$6,926	$6,951

Total senior living communities (owned and leased):
Number of communities (end of period)	208	208	208	208	211
Number of units (end of period)	22,190	22,250	22,290	22,290	22,529
Occupancy(2)	82.9%	82.9%	82.0%	81.4%	81.7%
Avg. monthly rate(3)	$4,818	$4,710	$4,701	$4,709	$4,796

Managed communities:(1)
Number of communities (end of period)	76	76	75	75	72
Number of units (end of period)(6)	9,766	9,766	9,515	9,510	9,258
Occupancy(2)	86.3%	86.5%	86.7%	86.1%	86.0%
Avg. monthly rate(3)	$4,275	$4,149	$4,164	$4,242	$4,301

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	46	47	47	47	47
Number of ageility physical therapy outpatient clinics (end of period)	137	128	120	111	108
Number of home health communities served (end of period)	12	10	12	12	12

(1)(Occupancy and average monthly rate for the three months ended June 30, 2018 and March 31, 2018 include data for the senior living communities that were sold to SNH during those periods as owned until the time of sale and as managed from the time of sale through the end of such periods.
(2)Includes living units categorized as in service. As a result, the number of living units may change from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.
(4)Includes 1,813 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)Includes 76 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Independent and assisted living communities (owned):
Private and other sources	98.9%	98.8%
Medicaid	1.1%	1.2%
Total	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.8%	99.0%
Medicaid	1.2%	1.0%
Total	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.8%	73.0%
Medicare	17.2%	19.5%
Medicaid	8.0%	7.5%
Total	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	21.9%	20.9%
Medicare	18.0%	19.6%
Medicaid	60.1%	59.5%
Total	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.7%	77.3%
Medicare	9.2%	10.2%
Medicaid	13.1%	12.5%
Total	100.0%	100.0%

(1)Excludes data for managed communities.

Supplemental Information

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, Five Star is making forward-looking statements. These forward-looking statements are based upon Five Star’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Five Star’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Five Star’s control. For example:

▪This press release states that Five Star entered into the Transaction Agreement to modify its existing business arrangements with SNH. As described herein, certain of the transactions contemplated by the Transaction Agreement are expected to be effective January 1, 2020. These transactions are subject to conditions, including, among others, the receipt of approval by Five Star’s stockholders and certain regulatory approvals. Five Star cannot be sure that any or all of such conditions will be satisfied. Accordingly, these transactions may not become effective as of January 1, 2020 or at all, or the terms of such transactions may change.

▪The share issuance contemplated by the Transaction Agreement will require approval by Five Star’s stockholders, as well as the effectiveness of a registration statement on Form S-1 to be filed by Five Star with the Securities and Exchange Commission, or SEC, to register the Five Star common shares to be issued. The process of preparing the Form S-1 is time consuming and the time before the SEC declares the registration statement effective is beyond Five Star’s control. Accordingly, Five Star cannot be sure that the Transaction Agreement and the restructuring transactions will be completed within a specified time period or at all.

▪If Five Star’s stockholders fail to approve the share issuances contemplated by the Transaction Agreement by December 31, 2019, the Transaction Agreement will terminate, including the current rent reductions, and Five Star’s existing master leases and management agreements and pooling agreements with SNH will remain in effect. If that occurs, Five Star does not expect to be able to fund its operating and capital expenses or debt service obligations, and it may not then be able to continue as a going concern.

▪This press release states that the transactions contemplated by the Transaction Agreement and the terms thereof were evaluated, negotiated and recommended to Five Star’s Board of Directors and SNH’s board of trustees for approval by a special committee of Five Star’s Board of Directors and a special committee of SNH’s board of trustees, respectively, comprised solely of Five Star’s Independent Directors and SNH’s independent trustees, respectively, and were separately approved and adopted by Five Star’s Independent Directors and SNH’s independent trustees, respectively, and by Five Star’s Board of Directors and SNH’s board of trustees, respectively. Despite this process, Five Star could be subject to claims challenging the Transaction Agreement or the restructuring transactions or Five Star’s entry into the Transaction Agreement and related agreements because of the multiple relationships among Five Star, SNH related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

▪The actions Five Star has taken, including entering into the Transaction Agreement, and any additional actions Five Star may take in the future, to address its operating and liquidity challenges may not be successful. Further, any such actions that may address that concern may only provide relief in the short term and could increase Five Star’s future costs and thereby prevent or limit its ability to operate profitably in the intermediate or longer term. Despite the actions Five Star has taken and may in the future take, it may fail to continue as a going concern.

▪Five Star’s credit facility with unrelated lenders matures on June 28, 2019, and Five Star is currently evaluating options to renew or restructure that credit facility. Five Star may be unable to repay amounts outstanding on its credit facility at that time or to refinance its credit facility or obtain additional debt financing.

The information contained in Five Star’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in Five Star’s periodic reports, or incorporated therein, identifies other important factors that could cause Five

Supplemental Information

Star’s actual results to differ materially from those stated in or implied by Five Star’s forward-looking statements. Five Star’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, Five Star does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.